UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FEDEX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1721435
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road
Memphis, Tennessee 38120
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0427007
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road
Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

FEDEX FREIGHT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Arkansas	71-0562003
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8285 Tournament Drive
Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

FEDEX OFFICE AND PRINT SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	77-0433330
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7900 Legacy Drive
Plano, Texas 75024
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS EUROPE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1441419
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road
Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS HOLDINGS S.A., LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1361344
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road
Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-1689315
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road
Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
0.450% Notes due 2029	New York Stock Exchange
1.300% Notes due 2031	New York Stock Exchange
0.950% Notes due 2033	New York Stock Exchange
Guarantees of the Notes by Federal Express Corporation, FedEx Freight, Inc., FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc.	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-289716

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

FedEx Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a Prospectus, dated August 29, 2025 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-4 (File No. 333-289716), which Registration Statement was filed with the Commission on August 19, 2025, and became effective on August 28, 2025, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus to the extent set forth below.

Item 1.	Description of Registrants’ Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the section captioned “Description of Notes” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of October 23, 2015, among FedEx Corporation, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2015).
4.2	Supplemental Indenture No. 16, dated as of February 26, 2025, among FedEx Corporation, the guarantors named therein, U.S. Bank Trust Company, National Association, as trustee, and U.S. Bank Europe DAC, UK Branch, as paying agent (incorporated by reference to Exhibit 4.24 to the Company’s Current Report on Form 8-K filed with the Commission on February 26, 2025).
4.3	Form of 0.450% Notes due 2029 (incorporated by reference to Exhibit 4.25 to the Company’s Current Report on Form 8-K filed with the Commission on February 26, 2025).
4.4	Form of 1.300% Notes due 2031 (incorporated by reference to Exhibit 4.26 to the Company’s Current Report on Form 8-K filed with the Commission on February 26, 2025).
4.5	Form of 0.950% Notes due 2033 (incorporated by reference to Exhibit 4.27 to the Company’s Current Report on Form 8-K filed with the Commission on February 26, 2025).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FedEx Corporation

By:		/s/ Trampas T. Gunter
	Name:	Trampas T. Gunter
	Title:	Corporate Vice President, Corporate Development and Treasurer

Federal Express Corporation

By:		/s/ Alana L. Griffin
	Name:	Alana L. Griffin
	Title:	Assistant Secretary

FedEx Freight, Inc.

By:		/s/ Alana L. Griffin
	Name:	Alana L. Griffin
	Title:	Assistant Secretary

FedEx Office and Print Services, Inc.

By:		/s/ Alana L. Griffin
	Name:	Alana L. Griffin
	Title:	Assistant Secretary

Federal Express Europe, Inc.

By:		/s/ Alana L. Griffin
	Name:	Alana L. Griffin
	Title:	Assistant Secretary

Federal Express Holdings S.A., LLC

By:		/s/ Alana L. Griffin
	Name:	Alana L. Griffin
	Title:	Assistant Secretary

Federal Express International, Inc.

By:		/s/ Alana L. Griffin
	Name:	Alana L. Griffin
	Title:	Assistant Secretary

Date: October 15, 2025